Exhibit 8.1

List of Subsidiaries of Navios Maritime Holdings Inc.

Company Name	Ownership Interest	Country of Incorporation
Navios Maritime Holdings Inc.	100%	Marshall Is.
Navios Corporation	100%	Marshall Is.
Navios International Inc.	100%	Marshall Is.
Navimax Corporation	100%	Marshall Is.
Navios Handybulk Inc.	100%	Marshall Is.
Corporacion Navios SA	100%	Uruguay
Hestia Shipping Ltd.	100%	Malta
Anemos Maritime Holdings Inc.	100%	Marshall Is.
Navios Shipmanagement Inc.	100%	Marshall Is.
NAV Holdings Limited	100%	Malta
Kleimar N.V.	100%	Belgium
Bulkinvest S.A.	100%	Luxembourg
Achilles Shipping Corporation	100%	Marshall Is.
Apollon Shipping Corporation	100%	Marshall Is.
Herakles Shipping Corporation	100%	Marshall Is.
Hios Shipping Corporation	100%	Marshall Is.
Ionian Shipping Corporation	100%	Marshall Is.
Kypros Shipping Corporation	100%	Marshall Is.
Meridian Shipping Enterprises Inc.	100%	Marshall Is.
Mercator Shipping Corporation	100%	Marshall Is.
Arc Shipping Corporation	100%	Marshall Is.
Horizon Shipping Enterprises Corporation	100%	Marshall Is.
Magellan Shipping Corporation	100%	Marshall Is.
Aegean Shipping Corporation	100%	Marshall Is.
Star Maritime Enterprises Corporation	100%	Marshall Is.
Hyperion Enterprises Inc.	100%	Marshall Is.
Nostos Shipmanagement Corp.	100%	Marshall Is.
Portorosa Marine Corporation	100%	Marshall Is.
Shikhar Ventures S.A	100%	Liberia
Sizzling Ventures Inc.	100%	Liberia
Rheia Associates Co.	100%	Marshall Is.
Taharqa Spirit Corp.	100%	Marshall Is.
Rumer Holding Ltd.	100%	Marshall Is.
Chilali Corp.	100%	Marshall Is.
Pharos Navigation S.A.	100%	Marshall Is.
Orbiter Shipping Corp.	100%	Marshall Is.
White Narcissus Marine S.A.	100%	Panama
Navios G.P. L.L.C.	100%	Marshall Is.
Navios South American Logistics Inc.	100%	Marshall Is.

List of Affiliates of Navios Maritime Holdings Inc.

Company Name	Ownership Interest	Country of Incorporation
Navios Maritime Partners L.P.	43.2%	Marshall Is.
Navios Maritime Operating L.L.C.	43.2%	Marshall Is.
Libra Shipping Enterprises Corporation	43.2%	Marshall Is.
Alegria Shipping Corporation	43.2%	Marshall Is.
Felicity Shipping Corporation	43.2%	Marshall Is.
Gemini Shipping Corporation	43.2%	Marshal is.
Galaxy Shipping Corporation	43.2%	Marshall Is.
Prosperity Shipping Corporation	43.2%	Marshall Is.
Fantastiks Shipping Corporation	43.2%	Marshall Is.
Aldebaran Shipping Corporation	43.2%	Marshall Is.
Acropolis Chartering & Shipping Inc.	50%	Liberia